                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                  SCHEDULE 14A
                     Information Required In Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12


                        PACIFICHEALTH LABORATORIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095

                                ----------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 2002


TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on June 18, 2002 at 10:00 a.m., local time, for the following purposes:

1.   To elect seven (7) directors;

2. To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on May 10, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.


                                     By order of the Board of Directors,



                                     David Portman, Secretary

May 14, 2002

                        PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095
                                 (732) 636-6141

                                ----------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 18, 2002

         The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders on June 18, 2002 (such meeting and any adjournment or adjournments thereof are referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 24, 2002.

         Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted for the election of the nominees named as directors of the Company, for the appointment of Richard A. Eisner & Company, LLP as independent auditors for the Company for the year ending December 31, 2002, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy.

Voting Securities and Votes Required

         Only the holders of shares of common stock, par value $.0025 per share (the "Common Stock"), of the Company of record at the close of business on May 10, 2002 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 6,064,203 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote for the election of up to seven nominees for the Board of Directors, on the appointment of Richard A. Eisner & Company, LLP as independent auditors for the Company for the year ending December 31, 2002 and on each other matter to be considered. The seven (7) nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. The other proposals presented in this Proxy Statement require the affirmative vote of the majority of the shares present at the Annual Meeting in person or by proxy.

         The presence, in person or by proxy, of the holders of a majority of outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On any matters other than the election of directors presented to stockholders, abstentions will be counted, and broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will have the same effect as negative votes.

         Stockholders do not have cumulative voting rights.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

Security Ownership of Certain Beneficial Owners and Management

         As of May 10, 2002, the Company had 6,064,203 shares of Common Stock outstanding. The following table sets forth information concerning the present ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                                Common Stock (2)                 Common Stock (2)
Name and Address (1)                        Amount Beneficially Owned           Percentage of Class
--------------------                        -------------------------           -------------------
5% Beneficial Owners
GlaxoSmithKline PLC                                   541,711                            8.9%
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex
England UB6 0NN

Jemison Investment Co.                                320,922                            5.3%
2001 Park Place, Suite 320
Birmingham, AL 35203

                                                Common Stock (2)                 Common Stock (2)
Name and Address (1)                        Amount Beneficially Owned           Percentage of Class
--------------------                        -------------------------           --------------------

Officers and Directors

Robert Portman (3)                                  2,249,767                           31.7%
President, Chief Executive Officer,
and a Director

Stephen P. Kuchen (4)                                  60,000                            1.0%
Vice President, Chief Financial Officer,
and a Director

David I. Portman (5)                                  303,500                            4.9%
Secretary and a Director

T. Colin Campbell (6)                                 180,954                            3.0%
Director

Irving Tabachnick (7)                                  25,000                              *
Director

Michael Cahr (8)                                       10,000                              *
Director

Joseph Harris (9)                                      11,000                              *
Director

Executive Officers and                              2,840,221                           38.8%
Directors, as a group (5 person)

 *       Less than one percent

(1) Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095.

(2) Common Stock which is issuable upon the exercise of a stock option or warrant which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership of persons holding such options or warrants, and of officers and directors as a group with respect to all options and warrants held by officers and directors.

(3) Includes 1,030,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof. Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership.

(4) Includes 60,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

(5) Includes 115,000 shares that may be acquired by exercise of options and warrants exercisable within 60 days of the date hereof.

(6) Includes 20,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof. Does not include 38,900 shares of Common Stock owned by Dr. Campbell's wife and 160,521 shares of Common Stock owned by Dr. Campbell's adult children, as to which he disclaims beneficial ownership.

(7) Includes 15,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

(8) Includes 10,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

(9) Includes 10,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

Change of Control

         There are no arrangements known to the Company the operation of which may result in a change in control of the Company.

                            1. ELECTION OF DIRECTORS

         Seven directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as directors of the Company. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2003 and until their successors are duly elected and qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

         The Board of Directors unanimously recommends that stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors.

        The nominees of the Board of Directors are as follows:

         Dr. Robert Portman, age 58, was appointed to the Board of Directors in April 1995. Dr. Portman has also served as President, Treasurer and Chairman of the Board of Directors of the Company since its inception. Dr. Portman has a PhD in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974 with his brother, David Portman. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million, handled national advertising for such diverse accounts as Berlex Laboratories, Ortho-McNeil Laboratories, Tetley Tea, Radisson Hotels and HIP of New Jersey. Effective June 1, 1995, Dr. Portman relinquished his responsibilities as Chairman of C&M Advertising (which since has been renamed "The Sawtooth Group") to assume his present positions with the Company on a full time basis, and, in September 1996, Dr. Portman sold his interest in that company.

         Stephen P. Kuchen, age 41, joined the Company in February 2000 as Controller, and was appointed a director in June 2000 to fill a vacancy. At that time, he also was appointed Vice President - Finance and Chief Financial Officer of the Company. Prior to joining the Company, from 1996 to 1999, Mr. Kuchen was employed as the Controller of Able Laboratories, a publicly-traded manufacturer of generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately-owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

          David I. Portman, age 61, has served as Secretary and a director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman also has served as a director of First Montauk Securities Corp. since 1993.

         Dr. Robert Portman and David Portman are brothers.

          Dr. T. Colin Campbell, age 68, has served as a director of the Company since its inception. Dr. Campbell also serves as Chairman of the Company's U.S. Scientific Advisory Board. Dr. Campbell has been Jacob Gould Schurman Professor of Nutritional Biochemistry of Cornell University since 1985. Over the past three decades, Dr. Campbell has been directing research correlating diet, lifestyle and disease. In 1979, Dr. Campbell, with the encouragement of the Chinese government, initiated the largest epidemiological study ever undertaken focusing on the relationship between nutrition and disease. The China-Cornell Research Project is expected to continue well into the 21st Century. Dr. Campbell is an honorary professor at the Chinese Academy of Preventive Medicine.

         Dr. Irving I.A. Tabachnick, age 76, was elected a director of the Company in December 1997. Dr. Tabachnick has served as a consultant to Schering Plough Corporation, a New York Stock Exchange listed company, since 1989. Prior to 1989, he was employed by Schering Plough Corporation in a number of positions, including Vice President -- Drug Safety and Metabolism, Senior Director -- Biological Research and Development, and Director -- Biological Sciences and Director -- Physiology and Biochemistry.

         Michael Cahr, age 62, was appointed to the Board of Directors in April 2002. Mr. Cahr is currently President of Saxony Consultants, a company that provides financial and marketing expertise to organizations in the United States and abroad. For the two-year period, February 2000 to March 2002, Mr. Cahr served as President and Chief Executive Officer of Ikadega, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. Mr. Cahr was Chairman of Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from October, 1987 to June 1994. Mr. Cahr serves as a director of Lifecell Corporation, a Branchburg, New Jersey-based, publicly traded tissue engineering company where he has been a board member since 1991. He is also a director of Metropolitan Health Networks, a West Palm Beach, Florida-based public healthcare network management and pharmacy organization as well as a director of Truswal Systems, an Arlington, Texas-based software engineering firm.

         Joseph Harris, age 55, was appointed to the Board of Directors in April 2002. Mr. Harris is currently Senior Vice-President - Corporate Development of Cantel Medical Corporation, a Nasdaq-listed medical device company. He was a Senior Vice-President and Director - Corporate Strategy and Development for SmithKline Beecham plc, a major pharmaceutical and healthcare company listed on both the New York Stock Exchange and London Stock Exchange, from 1996 to 2000. From 1988 to 1996, Mr. Harris served as Managing Director - Business Development and Director-Licensing and Technology Development for Eastman Kodak Company. He served as General Counsel, Secretary and Treasurer for Acme Electric Corporation, a New York Stock Exchange company that manufactures electrical and electronic equipment. Mr. Harris is licensed to practice law and is a certified public accountant in New York. In these capacities, he has worked as an attorney for Mackenzie Lewis Michelle & Hughes, a Syracuse, New York law firm and as an accountant on the tax and audit staff for Coopers & Lybrand, an International Public Accounting Firm based in Syracuse, New York.

Dr. Robert Portman and Mr. Kuchen are the only executive officers of the Company.

Committees and Meetings of the Board of Directors

         In 2001, the Board of Directors acted by unanimous consent in lieu of meeting six times, met via telephonic conference call twice with all members participating, and met once in person during the year with all members except Mr. Campbell in attendance. In 2001, the Company's Audit Committee, the members of which were T. Colin Campbell, Irving I.A. Tabachnick, and Stephen P. Kuchen, met twice via telephonic conference call with all members except Mr. Tabachnick participating, and met once in person with all members except Mr. Campbell in attendance. The Audit Committee has adopted an Audit Committee charter that specifies the duties of the Audit Committee.

                                 Audit Committee

          The Board of Directors has established one committee, the Audit Committee. The Audit Committee in 2001 consisted of Dr. Tabachnick, Dr. Campbell and Mr. Kuchen. For 2002, the Audit Committee will consist of Dr. Campbell, Mr. Cahr, and Mr. Harris. Dr. Tabachnick, Dr. Campbell, Mr. Cahr, and Mr. Harris meet the definition of "Independent Director" found in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Kuchen is not considered independent under these standards because he is an employee and executive officer of the Company.

Audit Committee Report

To the Board of Directors of
PacificHealth Laboratories, Inc.:

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with management. The Audit Committee has discussed with Larson, Allen, Weishair & Co., LLP, the Company's independent auditors for 2001, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Larson, Allen, Weishair & Co., LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Larson, Allen, Weishair & Co., LLP that firm's independence. The Audit Committee has also discussed with the Company's management and with the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2001 for filing with the Securities and Exchange Commission.


                        Submitted by the Audit Committee:
                             Irving I.A. Tabachnick
                                T. Colin Campbell
                                Stephen P. Kuchen

         The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission ("SEC") or to be incorporated by reference into any of the Company's future filings with the SEC, except as may be explicitly specified by the Company in any future filing.

Directors' Compensation

          The Company has no standard arrangements for the compensation of its directors for their service as directors. Directors are eligible to receive options under the Company's option plans. In January 2001, each outside director was granted options to purchase 10,000 shares of the Company's stock at a price of $0.313 per share, the prevailing market price at the time of grant. No other compensation was paid to directors in 2001. Mr. Kuchen and Dr. Robert Portman receive compensation in their capacities as officers, which is discussed below.

                             EXECUTIVE COMPENSATION

Employment Agreements

         Robert Portman is the only executive officer of the Company with a fixed-term employment agreement. Under a new 2001 Employment Agreement, Dr. Portman is employed for a two-year term commencing January 1, 2001. The employment agreement originally provided for an annual salary of $200,000. At the time the original employment agreement was approved, the Company and Dr. Portman recognized that $200,000 was a below market salary for an officer who fulfills all of the functions that Dr. Portman fulfills for the Company, and that Dr. Portman was accepting this salary due to the financial condition of the Company at that time. The original employment agreement gave Dr. Portman the right to request a renegotiation of his salary if the Company's financial situation improved. In June of 2001, the Board of Directors, with both independent directors concurring, determined that the Company's financial situation had improved and increased Dr. Portman's salary to $275,000 annually, retroactive to January 1, 2001.

         Dr. Portman's 2001 Employment Agreement provided for a re-pricing of the grant of options issued under the original employment agreement. See "Report on Repricing of Options/SARs" on Page 11 of this Proxy Statement for more details. These options are fully vested and were exercised on April 9, 2001. Dr. Portman's 2001 Employment Agreement also provides for a grant of options under the Company's 2000 Incentive Stock Option Plan to purchase up to an additional 460,000 shares of Common Stock priced at $0.313 per share, the market price of stock at December 31, 2000. This option vests as to one-half of the shares issuable upon full exercise of the option as of the first and second anniversaries of the effective date of the 2001 Employment Agreement, provided that Dr. Portman is employed by the Company at such dates. To the extent not previously vested, the option also will vest if Dr. Portman's employment is terminated by the Company without cause or by Dr. Portman with cause. In addition, if Dr. Portman's employment is terminated by the Company without cause, or by Dr. Portman with cause, Dr. Portman will be entitled to receive a lump sum payment of an amount equal to the lesser of full salary for one year or for the remaining term of the agreement.

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid to Dr. Robert Portman, President, Stephen P. Kuchen, Vice President - Finance and CFO, and Jonathan Rahn, former Executive Vice President of the Company, in 2001, 2000, and 1999. No executive officers of the Company other than Dr. Portman and Mr. Rahn received compensation of $100,000 or more in fiscal 2001, 2000, and 1999:

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation Long                            Term Compensation
                                                                                  Awards             Payouts
                                                                      ----------------------------   -------
                                                                                        Securities
                                                           Other                        Under-
                                                           Annual      Restricted       lying                    All Other
Name and                                                   Compen-       Stock          Options/      LTIP        Compen-
Principal                      Salary         Bonus        sation       Award(s)        SARs          Payouts     sation
Position             Year       ($)            ($)          ($)           ($)            (#)           ($)         ($)
(a)                   (b)       (c)            (d)          (e)           (f)            (g)           (h)         (i)
-------------------- -------- ------------- ------------- ------------- ------------ --------------- -------- ---------------
Robert Portman,      2001      275,000       111,120      217,075(1)        -0-       1,160,000 (2)     -0-         -0-
President            2000      200,000           -0-             (3)        -0-         275,000         -0-         -0-
                     1999      150,000           -0-             (3)        -0-         300,000         -0-         -0-

-----------------------------------------------------------------------------------------------------------------------------
Stephen Kuchen,      2001       92,500         3,000             (3)        -0-          25,000         -0-         -0-
Vice President       2000       72,452 (4)       -0-             (3)        -0-          35,000         -0-         -0-
-----------------------------------------------------------------------------------------------------------------------------
Jonathan Rahn,       2000       35,417 (5)       -0-      27,500 (6)        -0-             -0-         -0-         -0-
Executive Vice       1999      103,333           -0-             (3)        -0-          50,000         -0-         -0-
President

-----------------------------------------------------------------------------------------------------------------------------

(1)  Value of re-priced options on date of exercise by Dr. Portman.

(2) 475,000 of these options were options that were issued to Dr. Portman before 1999 but were re-priced under Dr. Portman's 2001 Employment Agreement and 225,000 of these options were replacements for options that expired in 2001.

(3) Perquisites and other personal benefits, securities or other property received by each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

(4) Mr. Kuchen joined the Company in February 2000. As a result, Mr. Kuchen's salary for 2000 only includes the period from February 2000 to December 2000.

(5) Mr. Rahn resigned from the Company effective May 31, 2000. As a result, Mr. Rahn's salary for 2000 only includes the period from January 2000 to May 2000.

(6) Mr. Rahn was engaged as a consultant to the Company from June 1, 2000 through October 31, 2000. As a result, this amount represents consulting fees paid to Mr. Rahn from June 2000 through October 2000.

Stock Options

         The following table sets forth certain information regarding options granted in fiscal 2001:

                      Option/SAR Grants in Fiscal Year 2001
                               (Individual Grants)

--------------------------------------- -------------------- -------------------- ----------------- ------------------
                                        Number of            Percent Of Total
                                        Securities           Options/SARs
                                        Underlying           Granted to           Exercise Or
                                        Options/SARs         Employees In         Base Price
Name                                    Granted (#)          Fiscal Year          ($/Sh)            Expiration Date
(a)                                     (b)                  (c)                  (d)               (e)
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Robert Portman                           475,000                   32.8%           $0.313             12/18/02
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Robert Portman                           460,000                   31.8%           $0.313             12/31/06
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Robert Portman                           225,000                   15.6%           $1.00              03/31/06
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen P. Kuchen                         10,000                    0.7%           $0.313             01/03/06
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen P. Kuchen                         15,000                    1.0%           $1.00              04/01/06
--------------------------------------- -------------------- -------------------- ----------------- ------------------

         475,000 of Dr. Portman's options were a re-pricing of options issued prior to 1999, as discussed above, and were fully exercised during the second quarter of 2001; 460,000 options vest over a period of two years as discussed above, pursuant to Dr. Portman's 2001 Employment Agreement; and 225,000 of these options vested immediately as these options were replacements for options that expired in 2001. Mr. Kuchen's options vest over a period of one year.

         The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Robert Portman and Stephen Kuchen at December 31, 2001.

             Aggregated Option/SAR Exercises in Fiscal Year 2001 and
                          Option/SAR Values at 12/31/01

------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                        Number of Securities            $ Value of Unexercised
                                                        Underlying Unexercised          In-the-Money Options/SARs
                               Shares                   Options/SARs At 12/31/01        At 12/31/01
                               Acquired     Value       Exercisable/                    Exercisable/
                               On Exercise  Realized    Unexercisable                   Unexercisable
Name                           (#)          ($)         (#)                             ($)
(a)                            (b)          (c)         (d)                             (e)
------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Robert Portman                 475,000      217,075        800,000          460,000      1,478,500        1,590,220
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Stephen Kuchen                 -0-          -0-             35,000           25,000         40,075           76,120
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------

         For the purpose of computing the value of "in-the-money" options at December 31, 2001, in the above table, the fair market value of the Common Stock at such date is deemed to be $3.77 per share, the closing sale price of the Common Stock on such date as reported by Nasdaq.

Report on Repricing of Options/SARs

         In connection with Dr. Portman's 2001 Employment Agreement, options exercisable for 475,000 shares of Common Stock were re-priced from $6.00 per share to $0.313 per share effective January 1, 2001. These options were originally issued in connection with Dr. Portman's 1998 employment agreement, and the $6.00 exercise price represented the fair market value of the Company's Common Stock at that time. The reduced exercise price reflects the fair market value of the Common Stock on December 31, 2000. The Board determined that, in light of the large discrepancy between the fair market value of the shares and the exercise price of the options, repricing was necessary to provide Dr. Portman with appropriate incentives and bring his aggregate compensation in line with appropriate levels.

Certain Relationships and Related Transactions

         During the last two fiscal years, the Company has not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of capital stock of the Company had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

(a) In April 2001, the Company issued an aggregate of $100,000 in principal amount of its 10% Promissory Notes due in 2002, together with warrants exercisable for 100,000 shares of the Company's common stock at $0.875 per share, to David Portman. The warrants expire three years from issuance. This issuance was part of a private placement of an aggregate of $300,000 in principal amount of such notes and warrants for 300,000 shares of the Company's Common Stock. The principal of this Note was repaid in June 2001 with the proceeds from the Company's transaction with GlaxoSmithKline PLC.

(b) In June 2001, the Company signed an exclusive worldwide Licensing Agreement with GlaxoSmithKline ("GSK") for its SATIETROL technology. The agreement provides GSK with worldwide rights to the trademarks, technology, patents, and know how for SATIETROL. Under the agreement, the Company received an initial payment of $1,000,000, will receive additional achievement payments over the next two years provided GSK meets certain development goals, and will receive ongoing product royalties upon launch of the product by GSK. GSK also purchased approximately 9% of the Company's Common Stock for $1.5 million. At the time the Company entered into the license agreement, GSK was not the beneficial owner of 5% or more of any class of the Company's capital stock, but became the holder of approximately 9% at the time the licensing agreement was executed.

Compliance With Section 16(a) of the Securities Exchange Act Of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC on Forms 3, 4 and
5. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Each of David Portman and Irving Tabachnick had one transaction in the Company's shares in 2001 that should have been reported on Form 4 and was not, but was subsequently reported on Form 5. Mr. Portman's transaction involved the sale of 4,500 shares and Mr. Tabachnick's transaction involved the exercise of an option for 10,000 shares. Colin Campbell engaged in two transactions in the Company's shares, sales of 1,500 shares and 5,500 shares, which should have been reported on Form 4 and were not, but were subsequently reported on Form 5.


                   2. RATIFICATION OF APPOINTMENT OF AUDITORS

         Larson, Allen, Weishair & Co., LLP served as the Company's independent auditors for the audit of the Company's financial statements for 2000 and 2001. Larson, Allen has served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. The Board of Directors has appointed Richard A. Eisner & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 2002. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Larson, Allen and Eisner are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

         The decision to appoint Eisner as independent public accountants replacing Larson, Allen was approved by the Board of Directors. Larson, Allen did not decline to stand for re-election and Larson, Allen's reports on financial statements for the last two fiscal years did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. There have been no disagreements with Larson, Allen in the last two fiscal years on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         During the last two fiscal years, Larson, Allen did NOT advise the Company that:

         o The internal controls necessary for us to develop reliable financial statements did not exist;

         o Information had come to their attention that led them to believe that they could no longer rely on management's representations or that made them unwilling to be associated with the financial statements prepared by management;

         o They needed to expand the scope of their audit or that information existed, that had come to their attention during the last two fiscal years, that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering any unqualified audit report on those financial statements) or (ii) cause them to be unwilling to rely on management's representations or be associated with our financial statements; and that due to their replacement or for any other reason, they did not so expand the scope of their audit or conduct further investigation; or

         o Information has come to their attention that they have concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to their satisfaction, would prevent them from rendering an unqualified audit report on those financial statements); and due to their replacement, or for any other reason, the issue has not been resolved to their satisfaction prior to their replacement.

         During the past two fiscal years and the interim period through April 1, 2002, we have had no consultations with Eisner concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which a written report was provided to us or as to which we received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

         If the appointment of Eisner is not ratified by the stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

Fees Paid to Auditors

         The following table presents the aggregate fees billed by Larson, Allen, the Company's independent auditors for the 2001 calendar year, to the Company for services rendered in connection with the audit of the Company's Fiscal Year 2001 financial statements and review of financial statements included in the Company's Forms 10-QSB for 2001, and for other services rendered in 2001.

         Audit Fees                                                         $  10,500
         Financial Information Systems Design and Implementation Fees               0
         All other fees                                                        21,500
                                                                            ---------

                                    Total                                   $  32,000
                                                                            =========

         The Audit Committee has reviewed the above information and determined that Larson, Allen's provision of services billed under "all other fees" is compatible with maintaining Larson, Allen's independence.

         The Board of Directors and Management recommend that you vote FOR ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors.


Annual Report

         The Company delivered copies of its Annual Report for the year ended December 31, 2001 with this Proxy Statement. Stockholders may obtain a copy of the full Annual Report to Stockholders and/or the Company's annual report to the SEC on Form 10-KSB, without charge, by writing to the Secretary at the Company's address listed in the Notice of Annual Meeting.

Other Matters

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

Stockholder Proposals for 2003 Annual Meeting

         Any proposal by a stockholder intended to be presented at the 2003 Annual Meeting of stockholders must be received by the Company at the Company's principal executive offices, 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095, no later than January 24, 2003 in order to be included in the proxy materials and form of proxy relating to the 2003 Annual Meeting. If the Company's 2003 Annual Meeting is held on or before May 24, 2003, such proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

         For business to be properly brought before the 2003 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2003 Annual Meeting of stockholders must give notice of such business in writing to the Company not less than 60 nor more than 90 days prior to the 2003 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by the Company's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the principal offices of Company.




                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           David Portman, Secretary

Dated: May 14, 2002